UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report(Date of earliest event reported) ____________________

                              Royal Waterlily, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
                                   ----------
         (State or other jurisdiction of incorporation or organization)

         0-31211                                     86-0840145
         -------                                    ------------
(Commission File Number)                 (IRS Employer Identification Number)


                          901 Chestnut Street, Suite A
                            Clearwater, Florida 33756
                      -------------------------------------
                    (Address of principal executive offices)

                                  5999-869-5977
                              --------------------
              (Registrant's telephone number, including area code)


             (Former name or address, if changed since last report)

ITEM 4.           Changes in Registrant's Certifying Accountant

On November 5, 2001, Crowe, Chizek and Company LLP ("Crowe Chizek") resigned as independent certified public accountants of the Registrant. Crowe Chizek performed audits of the financial statements for the two years ended December 31, 2000. The 2000 and 1999 reports contained explanatory paragraphs which stated that the Company's financial statements were prepared assuming the Company will continue as a going concern and that the Company has suffered losses from operations and a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. The financial statements did not include any adjustments that might result from the outcome of this uncertainty. Management's plan in regards to these matters were discussed in
Note 9 to the Company's financial statements.

During the two years ended December 31, 2000 and from December 31, 2000 through the effective date of the Crowe Chizek resignation, there have been no disagreements between the Registrant and Crowe Chizek on any matter of accounting principles or practice, financial statement disclosure, or auditing scope of procedure, which disagreements would have caused Crowe Chizek to make reference to the subject matter of such disagreements in connection with the resignation of Crowe Chizek.

During the two years ended December 31, 2000, and from December 31, 2000 until the effective date of the resignation of Crowe Chizek, Crowe Chizek did not advise the Registrant of any of the following matters.

     1. That the internal controls necessary for the Registrant to develop reliable financial statements did not exist;

     2. That information had come to Crowe Chizek's attention that had lead it to no longer be able to rely on management's representations, or that had made unwilling to be associated with the financial statements prepared by management.

     3. That there was a need to expand significantly the scope of the audit of the Registrant, or that information had come to Crowe Chizek's attention that if further investigated (I) may materially impact the fairness or reliability of either a previously issued audit report of underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report(including information that may prevent it from rendering an unqualified audit report on those financial statements) or (ii) may cause it to be unwilling to rely on management's representation or be associated with the Registrant's financial statements and that, due to its resignation, Crowe Chizek did not so expand the scope of its audit or conduct such further investigation;

     4. That information had come to Crowe Chizek's attention that it had concluded materially impacted the fairness or reliability of either i) a previously issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), or that, due to its resignation, there were no such unresolved issues as of the date of its resignation.

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

Crowe Chizek has furnished a letter to the SEC dated February 7, 2003 stating that it agrees with the above statements, and it is attached hereto as Exhibit 16(i).

On September 19, 2002, Royal Waterlily, Inc. retained Pender Newkirk & Company CPAs, of Tampa, Florida, ("Pender"), to be its principal accountant, engaged to audit the Company's financial statements. This action was taken to replace the Illinois firm of Crowe Chizek. The change in auditors becomes effective September 19, 2002. Royal Waterlily's Board of Directors approved the engagement of Pender as the principal accountant.

During Royal Waterlily's two fiscal years ended December 31, 1999 and 2000 and subsequent interim period ended March 31, 2001 prior to engaging Pender, the Company (or anyone on its behalf) did not consult with Pender regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. Royal Waterlily provided Pender with a copy of this report prior to filing it with the SEC. The Company requested that Pender furnish Royal Waterlily with a consent letter, addressed to the SEC, stating whether Pender agrees with the above statements. A copy of that consent letter, dated February 7, 2003, is attached hereto, as Exhibit 16(ii).

ITEM 7. Financial Statements and Exhibits.
The following exhibits are included as part of this report:


Exhibit No.              Page No.                    Description
-----------              --------                    -----------


16(i)                      4      Letter of Crowe, Chizek and Company, LLP dated
                                  February 7, 2003.


16(ii)                     5      Letter of Pender Newkirk & Company, CPAs dated
                                  February 7, 2003.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 7th day of February 2003.

                              Royal Waterlily, Inc.



                              /s/ Joost C. Taverne
                              ------------------------
                              Joost C. Taverne
                              President & CEO


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